Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com
News Release

Echelon Reports Third Quarter 2013 Results
Company Marks First Milestones in the emerging Industrial Internet of Things Market

SAN JOSE, Calif., November 7, 2013 - Echelon Corporation (NASDAQ: ELON) today announced financial results for the third quarter ended September 30, 2013.

•	Q3 Revenues: $18.0 million

•	Q3 GAAP Net Loss: $3.5 million; GAAP Net Loss per Share: $0.08

•	Q3 Non-GAAP Net Loss: $2.6 million; Non-GAAP Net Loss per Share: $0.06
“We recently achieved our first milestones in our strategic plan to participate in the emerging Industrial Internet of Things market,” said Ron Sege, Chairman and CEO of Echelon. “The introduction of our IzoTTM platform offers a smooth migration path to IP for the millions of users of legacy control protocols, and our partnership with Marvell should enable best-in-class wireless connectivity options along with our award-winning wired offerings. Our participation in the IIoT market and our large pipeline of opportunities in the Grid modernization market should combine to broaden our prospects for future growth.”
Total revenues for the third quarter were $18.0 million, down from $29.1 million in the same period last year. Revenues from Echelon’s systems sales, reflecting sales to utility customers, were $7.8 million for the third quarter, down from $17.8 million in the same period last year. Included in systems sales were $2.0 million of data concentrator sales to Enel. Revenues from Echelon’s sub-systems, largely from commercial customers, were $10.3 million in the third quarter, down from $11.3 million a year ago. Included in sub-systems revenues were $499,000 of sales to Enel in the third quarter compared with $1.8 million in the same period last year.
Gross margin in the third quarter of 2013 was 58.0% compared with 40.9% in the third quarter of 2012. Higher gross margins were driven by the one-time software deal with Ericsson related to the Sweden Grid Modernization Program. Total operating expenses for the quarter declined to $13.2 million from $15.7 million in the same period last year reflecting the Company’s strategy to prudently manage costs.

GAAP net loss for the third quarter was $3.5 million, or $0.08 per share, compared with a net loss of $4.3 million, or $0.10 per share, in the same period last year. Non-GAAP net loss for the third quarter was $2.6 million, or $0.06 per share, compared with a non-GAAP net loss of $2.5 million, or $0.06 per diluted share for the third quarter of 2012.

Business Outlook
Echelon offers the following guidance for the fourth quarter of 2013:

•	Total revenues are expected to be between $16.5 million to $18.5 million, with systems revenues accounting for 30% and sub-systems revenues accounting for 70%.

•	Non-GAAP gross margin is expected to be in a range of 47% to 49%

•	Stock-based compensation expense is expected to be approximately $1.0 million.

•	Non-GAAP loss per share amounts are expected to range from $0.07 to $0.12, based on 43.3 million fully diluted weighted average shares outstanding.

•	GAAP loss per share is expected to be between $0.09 to $0.14.
For those interested in further discussion regarding this release, Echelon's management will participate in a conference call today at 5:00 p.m. Eastern Time. To access the call, dial (888) 771-4371 or (847) 585-4405 outside the U.S and provide the confirmation number 35883487. An archived replay of the webcast will be available approximately two hours following the end of the call.

Use of Non-GAAP Financial Information
Echelon continues to provide all information required in accordance with GAAP, but believes that an investor’s evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to Echelon’s operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon’s operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.
Echelon’s management uses certain non-GAAP financial information, namely operating results excluding restructuring charges, the impact of stock-based compensation charges made in accordance with ASC 718 (formerly SFAS 123R), as well as certain other non-routine charges, to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon’s investors to review, as applicable, information that both includes and excludes these charges (and the related tax impact) in order to assess the performance of Echelon’s business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.
About Echelon Corporation
Echelon Corporation (NASDAQ: ELON), a foundational leader in the Industrial Internet of Things, delivers all the elements necessary to design, install, monitor and control industrial-strength 'communities of devices' within the lighting, building automation, grid, Internet of Things, 'maker' and other markets worldwide. Echelon develops and sells complete systems and subsystems for target applications, plus system-on-chips (SoCs), embedded software, and commissioning and management tools for OEMs. With more than 100 million Echelon-powered devices installed worldwide, the company helps its customers easily and safely migrate existing control systems to the most modern platforms, while bringing new devices and applications into an ever-growing global Industrial Internet. Echelon helps its customers reduce operational costs, enhance satisfaction and safety, grow revenues and perform better in both established and emerging markets. More information about Echelon can be found at http://www.echelon.com and at the company's blog at http://blog.echelon.com/.

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Echelon, the Echelon logo, and IzoT are trademarks of Echelon Corporation registered in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.
Risk Factors Regarding Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 21A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created thereby. Echelon advises caution in reliance on forward-looking statements.  Forward looking statements include, without limitation, those relating to the recovery of the smart grid markets, the potential success of the IZOT platform, the company’s opportunities for future growth and the Company’s guidance for the fourth quarter of 2013.  Actual results could differ materially from those projected in forward-looking statements as a result of a number of risks and uncertainties. Such risks and uncertainties, include, but are not limited to, risks associated with the continued development and growth of markets for Echelon's products and services; the completion of anticipated legal settlements; failure to achieve revenue growth, maintain expense controls or achieve gross margins targets; circumstances that may delay the time frame for achieving our business outlook; the risk that global economic conditions will affect our customers’ ability to receive regulatory or other approval or financing for system or sub-system-based deployments; the timely development of Echelon's products and services and the ability of those products and services to perform as designed and meet customer expectations; the risk that Echelon does not meet expected or required shipment, delivery or acceptance schedules for its products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; and other risks identified in Echelon's SEC filings.  The discussion of risk factors are detailed in the Company’s filings with the Securities and Exchange Commission, including reports on its most recently filed Form 10-K and Form 10-Q.  The financial information presented in this release reflects estimates based on information that is available to us at this time. Actual results, events and performance may differ materially. Echelon undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Investor Relations Contacts:
Annie Leschin/Vanessa Lehr
StreetSmart Investor Relations
+1 (415) 775-1788
annie@streetsmartir.com

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$13,670	$18,876
Short-term investments	42,988	42,979
Accounts receivable, net	15,185	15,725
Inventories	8,042	11,729
Deferred cost of goods sold	1,730	846
Other current assets	2,101	2,662
Total current assets	83,716	92,817
Property and equipment, net	19,415	21,777
Other long‑term assets	9,125	8,989
	$112,256	$123,583

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$6,153	$8,551
Accrued liabilities	6,574	4,637
Current portion of lease financing obligations	2,202	2,056
Deferred revenues	6,286	4,912
Total current liabilities	21,215	20,156
Long-term liabilities	19,399	19,632
Total stockholders’ equity	71,642	83,795
Total liabilities and stockholders’ equity	$112,256	$123,583

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues:
Product	$17,175	$28,056	$65,633	$107,387
Service	839	1,008	2,399	2,832
Total revenues	18,014	29,064	68,032	110,219
Cost of revenues:
Cost of product (1)	7,348	16,672	32,984	63,352
Cost of service (1)	211	493	862	1,601
Total cost of revenues	7,559	17,165	33,846	64,953
Gross profit	10,455	11,899	34,186	45,266
Operating expenses:
Product development (1)	5,294	7,256	17,160	23,450
Sales and marketing (1)	3,991	4,807	12,504	16,512
General and administrative (1)	3,925	3,679	11,045	11,624
Litigation charges	—	—	3,452	—
Restructuring charges	—	—	2,522	1,176
Total operating expenses	13,210	15,742	46,683	52,762
Loss from operations	(2,755)	(3,843)	(12,497)	(7,496)
Interest and other income (expense), net	(606)	(184)	(486)	(194)
Interest expense on lease financing obligations	(305)	(336)	(938)	(1,031)
Loss before provision for income taxes	(3,666)	(4,363)	(13,921)	(8,721)
Income tax expense	113	57	256	148
Net loss	$(3,779)	$(4,420)	$(14,177)	$(8,869)
Net loss attributable to non controlling interest	266	156	590	156
Net loss attributable to Echelon Corporation stockholders	(3,513)	(4,264)	(13,587)	(8,713)
Net loss per share:
Basic	$(0.08)	$(0.10)	$(0.32)	$(0.20)
Diluted	$(0.08)	$(0.10)	$(0.32)	$(0.20)
Shares used in computing net loss per share:
Basic	43,184	42,806	43,039	42,564
Diluted	43,184	42,806	43,039	42,564

(1) Amounts include stock-based compensation costs as follows:
Cost of product	$81	$166	$138	$462
Cost of service	10	31	35	82
Product development	276	619	533	1,874
Sales and marketing	194	455	665	1,460
General and administrative	394	535	806	1,687
Total stock-based compensation expenses	$955	$1,806	$2,177	$5,565

ECHELON CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)
An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
GAAP net loss	(3,513)	(4,264)	(13,587)	(8,713)
Stock-based compensation	$955	$1,806	$2,177	$5,565
Litigation charges	—	—	3,452	—
Restructuring charges	—	—	2,522	1,176
Total non-GAAP adjustments to earnings from operations	955	1,806	8,151	6,741
Income tax effect of reconciling items	—	—	—	—
Non-GAAP net income (loss)	(2,558)	(2,458)	(5,436)	(1,972)
Non-GAAP net income (loss) per share:
Diluted	$(0.06)	$(0.06)	$(0.13)	$(0.05)
Shares used in computing net income (loss) per share:
Diluted	43,184	42,806	43,039	42,564

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2013	2012

CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net loss including non controlling interest	$(14,177)	$(8,869)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,083	5,308
Increase in allowance for doubtful accounts	41	17
Loss on disposal of fixed assets	24	—
Increase in accrued investment income	(2)	(3)
Stock-based compensation	2,177	5,565
Change in operating assets and liabilities:
Accounts receivable	490	18,244
Inventories	3,686	587
Deferred cost of goods sold	(885)	5,611
Other current assets	565	981
Accounts payable	(2,332)	(9,279)
Accrued liabilities	3,617	(3,597)
Deferred revenues	1,181	(7,290)
Deferred rent	(28)	(33)
Net cash (used in) provided by operating activities	(2,560)	7,242

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Purchases of available‑for‑sale short‑term investments	(38,953)	(66,947)
Proceeds from maturities and sales of available‑for‑sale short‑term investments	38,955	63,970
Change in other long‑term assets	(62)	(20)
Capital expenditures	(811)	(814)
Net cash used in investing activities	(871)	(3,811)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Principal payments of lease financing obligations	(1,530)	(1,461)
Proceeds from noncontrolling interests	—	294
Repurchase of common stock from employees for payment of taxes on vesting of restricted stock units and upon exercise of stock options	(423)	(1,249)
Net cash used in financing activities	(1,953)	(2,416)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	178	13

NET CHANGE IN CASH AND CASH EQUIVALENTS	(5,206)	1,028

CASH AND CASH EQUIVALENTS:
Beginning of period	18,876	17,658
End of period	$13,670	$18,686